[AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                                                                     EXHIBIT 5.1


                                October 13, 1998


EEX Corporation
2500 CityWest Blvd.
Suite 1400
Houston, TX 77042

Ladies and Gentlemen:

     We have acted as counsel to EEX Corporation, a Texas corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $300,000,000 aggregate amount of (i) senior debt securities and senior subordinated debt securities of the Company (collectively, the "Debt Securities"), (ii) preferred stock, no par value, of the Company (the "Preferred Stock"), (iii) common stock, par value $0.01 per share, of the Company (the "Common Stock"), and (iv) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants").

     The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Indenture") between the Company and The Bank of New York, as trustee. The senior subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and Chase Bank of Texas, National Association, as trustee. The Bank of New York, in its capacity as trustee under the Senior Indenture, and Chase Bank of Texas, National Association, in its capacity as trustee under the Subordinated Indenture, are referred to herein collectively as the "Trustee," and the Senior Indenture and Subordinated Indenture are referred to herein collectively as the "Indentures."

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EEX Corporation
October 13, 1998
Page 2



various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     1. Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt
Securities have been duly authorized, executed and delivered, when (i) a supplemental indenture or a Board Resolution (as defined in each Indenture) in respect of the Debt Securities has been duly authorized, executed and delivered,
(ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture or a Board Resolution (as defined in each Indenture) relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Debt
Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture or a Board Resolution (as defined in each Indenture) relating to such Debt Securities and duly issued and delivered by the Company for valid consideration in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued
(a) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (b) upon the exercise of any Warrants exercisable for Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     2. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold for valid consideration in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

     3. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company in conformity with applicable law and the proper filing with the Secretary of State of the State of Texas of a Statement of Designations, Preferences and Rights relating to such series of Preferred Stock, after all necessary corporate action on the part of the Company has been taken to authorize the issuance

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EEX Corporation
October 13, 1998
Page 3


and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock (including any shares of Preferred Stock issued (i) upon exercise of any Warrants for Preferred Stock or (ii) upon conversion of any Debt Securities that are convertible or exchangeable into Preferred Stock) will be validly issued, fully paid and non-assessable.

     4. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, and in conformity with applicable law, for valid consideration in excess of the par value per share thereof, such shares of Common Stock (including any shares of Common Stock issued (i) upon exercise of any Warrants for Common Stock, (ii) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or (iii) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and, if required by applicable law, the Company's articles of incorporation, or bylaws, or any agreement to which the Company is a party or which is binding upon it, the Company's shareholders (or any subset thereof) or any other required person or entity shall have authorized such issuance and sale, and in each case such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     This opinion is subject to the qualifications that the enforceability of the Indentures, any Debt Securities, any supplemental indentures, any Warrant and any Warrant Agreement may be limited by and subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought; (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) the

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EEX Corporation
October 13, 1998
Page 4


limitations imposed by United States federal or state laws or the policies underlying such laws on any right to indemnification or contribution contained in such documents.

     We express no opinion as to the enforceability of Sections 110, 114 and 515 of each of the Indentures.

     The foregoing opinion is limited to the laws of the State of Texas, the State of New York, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                    Very truly yours,

                                    /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P
                                    --------------------------------------------
                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.